ForgeRock Announces Strong Fourth Quarter and Full Year 2021 Financial Results

•ARR accelerated to a record 35% year-over-year growth
•Fiscal year 2021 revenue totaled $176.9 million and grew 39% year-over-year

SAN FRANCISCO – March 1, 2022 – ForgeRock, Inc. (NYSE: FORG), a global leader in digital identity, today announced financial results for its fourth quarter and fiscal year ended December 31, 2021.

“It was a momentous year for ForgeRock that was capped off with exceptional acceleration in ARR growth and we’re raising the bar for growth in 2022," said Fran Rosch, CEO of ForgeRock. “Customer demand for ForgeRock’s innovative platform is stronger than ever as customers leverage our platform to drive their digital transformation initiatives. The adoption of the ForgeRock Identity Cloud, our SaaS offering, has exceeded our expectations and now represents 12% of total ARR after its first full year of availability.”

“Our record fourth quarter results outperformed our guidance across all metrics and we’re entering 2022 with tremendous momentum,” said John Fernandez, CFO of ForgeRock. “We added a record number of customers with $100K of ARR or greater in Q4, bringing our total to 394, representing an acceleration in large customer growth to 21% year-over-year.”

Fourth Quarter 2021 Financial Highlights:
•ARR: Annualized Recurring Revenue was $183.1 million, an increase of 35% year-over-year.
•Revenue: Total revenue was $47.9 million, an increase of 19% year-over-year.
•Operating Loss: GAAP operating loss was $10.4 million, or (22)% of total revenue, compared to $1.6 million, or (4)% of total revenue, in the fourth quarter of 2020. Non-GAAP operating loss was $6.1 million, or (13)% of total revenue, compared to $0.1 million, or (0.1)% of total revenue, in the fourth quarter of 2020.
•Net Loss/Income: GAAP net loss was $12.4 million, compared to net income of $2.0 million in the fourth quarter of 2020. GAAP net loss per share was $0.15 compared to diluted net income per share of $0.06 in the fourth quarter of 2020. Non-GAAP net loss was $8.0 million, compared to non-GAAP net income of $3.5 million in the fourth quarter of 2020. Non-GAAP net loss per share was $0.10 compared to non-GAAP diluted net income per share of $0.10 in the fourth quarter of 2020.
•Cash Flow: Net cash used in operations was $5.4 million compared to $4.8 million in the fourth quarter of 2020. Free cash flow was ($6.1) million, or (13)% of total revenue, compared to ($4.9) million, or (12)% of total revenue, in the fourth quarter of 2020.
•Cash, cash equivalents and short-term investments were $369.8 million as of December 31, 2021.

Full Year 2021 Financial Highlights:
•Revenue: Total revenue was $176.9 million, an increase of 39% year-over-year.
•Operating Loss: GAAP operating loss was $28.4 million, or (16)% of total revenue, compared to $32.1 million, or (25)% of total revenue, in 2020. Non-GAAP operating loss was $17.8 million, or (10)% of total revenue, compared to $25.3 million, or (20)% of total revenue in 2020.
•Net Loss: GAAP net loss was $47.8 million, compared to $41.8 million in 2020. GAAP net loss per share was $1.14 compared to $1.74 in 2020. Non-GAAP net loss was $37.0 million, compared to $34.9 million in 2020. Non-GAAP net loss per share was $0.89 compared to $1.46 in 2020.
•Cash Flow: Net cash used in operations was $36.8 million compared to $29.6 million in 2020. Free cash flow was ($37.9) million, or (21)% of total revenue, compared to ($30.4) million, or (24)% of total revenue in 2020.

ForgeRock uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measure after the presentation of our GAAP financial statements.

Financial Outlook:

For the first quarter of 2022, ForgeRock expects:
•Total ARR of $187.0 million to $188.0 million, representing 31% year-over-year growth;
•Total revenue of $46.0 million to $47.0 million;
•Non-GAAP operating loss of $13.5 million to $12.5 million; and
•Non-GAAP net loss per share of $0.18 to $0.16, assuming weighted-average shares outstanding of approximately 83.3 million.

For the full year 2022, ForgeRock expects:
•Total ARR of $238.0 million to $241.0 million, representing 31% year-over-year growth;
•Total revenue of $212.0 million to $215.0 million;
•Non-GAAP operating loss of $27.0 million to $24.0 million; and
•Non-GAAP net loss per share of $0.38 to $0.34, assuming weighted-average shares outstanding of approximately 86.0 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

ForgeRock does not provide forward-looking guidance for certain financial data, such as depreciation, stock-based compensation, income (loss) from operations and net income (loss), and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data without unreasonable effort. The impact of such adjustments could be significant.

Conference Call Information:

ForgeRock will host a conference call and webcast at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) on Tuesday, March 1, 2022 to discuss its financial results and business highlights. To access this conference call, dial 1-800-437-2398 or 1-323-289-6576 and use the conference ID 6948154. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of ForgeRock's website at investors.forgerock.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through ForgeRock's investor relations website at investors.forgerock.com.

Non-GAAP Financial Measures and Key Metrics:

ForgeRock provides all information required in accordance with generally accepted accounting principles (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, ForgeRock uses non-GAAP financial measures to evaluate its operations. We use non-GAAP financial measures to understand and evaluate our core operating performance and trends, to prepare our annual budget, to monitor and assess our liquidity, and to develop short-term and long-term operating plans. We believe that the non-GAAP financial measures we review are each a useful measure to us and to our investors because they provide consistency and comparability with our past performance and between periods, as these metrics generally eliminate the effects of the variability of certain charges and expenses that may not reflect our overall operating performance and liquidity. We believe that non-GAAP financial measures, when taken collectively with GAAP financial information, can be helpful to us and to investors because it provides consistency and comparability with past performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.

ForgeRock presents non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP operating loss, non-GAAP operating margin and non-GAAP net income (loss) per share, all of which exclude stock-based compensation expense and some of which exclude restructuring and impairment charges and the tax effect on the provision for (benefit from) income taxes. ForgeRock excludes stock-based compensation expense as it can vary significantly from period to period based on share price and the timing, size and nature of equity awards. As such, ForgeRock and many investors and analysts exclude stock-based compensation expense to better evaluate its operating performance and cash spending levels relative to its industry sector and competitors.

ForgeRock presents adjusted EBITDA, which is also a non-GAAP financial measure. We define adjusted EBITDA as GAAP operating loss before tax, adjusted for depreciation, stock-based compensation expense and some of which exclude restructuring and impairment charges and the tax effect on the provision for (benefit from) income taxes. ForgeRock excludes certain items that it believes are not good indicators of ForgeRock’s current or future operating performance. These items are depreciation, stock-based compensation (as discussed above), and restructuring and impairment charges. ForgeRock excludes depreciation given its standard exclusion in EBITDA and adjusted EBITDA results. ForgeRock excludes restructuring charges and impairment charges as they are generally not relevant to assessing the long-term performance of ForgeRock. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of the transactions. Management believes items such as restructuring and impairment charges are non-core transactions; however, these types of costs may occur in future periods.

ForgeRock also presents free cash flow, which is also a non-GAAP financial measure. We define free cash flow as net cash used in operating activities less cash used for purchases of property and equipment. ForgeRock provides free cash flow as it is a commonly used non-GAAP financial measure to indicate the amount of cash needed to fund its operations and capital expenditures.

The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude expenses that are required by GAAP to be recorded in our consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

ForgeRock also uses the key metric Annualized Recurring Revenue (“ARR”), to evaluate its operations. We believe that ARR is a key metric because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers. We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription. We perform this calculation on an individual customer basis by dividing the total dollar amount of the customer’s contract by the total contract term stated in months and multiplying this amount by 12 to annualize. Calculated ARR for each individual customer is then aggregated to arrive at total ARR.

ARR does not have a standardized meaning and, therefore, may not be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue, deferred revenue and remaining performance obligations computed and/or disclosed in accordance with GAAP and is not intended to be combined with or to replace any of those items. Specifically, ARR, as calculated under the definition herein, has the effect of normalizing the impact of revenue recognition for term-based subscription license agreements. ARR is calculated based upon annualized contract value and not actual GAAP revenue. Under ASC 606, for term-based subscription license agreements, we recognize approximately half of the total contract value upfront as license revenue, with the remainder attributable to maintenance and support that is recognized ratably over the license term. Annualizing actual GAAP revenue for any particular period could result in a meaningful difference from our ARR calculation, particularly when we are experiencing increases or decreases in the mix of multi-year term licenses. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended by our customers.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws, including but not limited to the quotations of management, the section titled “Financial Outlook,” and statements regarding our strategy and the market for our products and services. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to our ability to attract new customers and retain and sell additional functionality and services to our existing customers, our ability to sustain and manage our growth, our ability to successfully add new features and functionality to our platform, our ability to compete effectively in an increasingly competitive market, and general market, political, economic, and business conditions, including the impact of COVID-19, and other risks detailed in our filings with the Securities and Exchange Commission ("SEC"), including our final IPO prospectus filed on September 17, 2021, our quarterly report for the period ended September 30, 2021 on Form 10-Q filed on November 12, 2021 and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We anticipate that subsequent events and developments could cause our views to change. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About ForgeRock

ForgeRock®, a global leader in digital identity, delivers modern identity and access management solutions for consumers, employees and things to simply and safely access the connected world. Using ForgeRock, more than 1,300 organizations around the world orchestrate, manage, and secure the complete lifecycle of identities from dynamic access controls, governance, APIs, and storing authoritative data – consumable in cloud or hybrid environments.

Investor Relations Contacts:

Mark Kang, ForgeRock
Nicole Borsje, The Blueshirt Group
investors@forgerock.com

Media Contacts:

Kristen Batch, ForgeRock
kristen.batch@forgerock.com

Stacey Hurwitz, ForgeRock
stacey.hurwitz@forgerock.com

Evgenia Sinopidou, Edelman
evgenia.sinopidou@edelman.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Revenue:
Subscription term licenses	$21,662	$22,114	$84,611	$64,318
Subscription SaaS, support & maintenance	23,891	16,146	85,434	57,833
Perpetual licenses	810	486	1,695	1,225
Total subscriptions and perpetual licenses	46,363	38,746	171,740	123,376
Professional services	1,541	1,393	5,193	4,258
Total revenue	47,904	40,139	176,933	127,634
Cost of revenue:
Subscriptions and perpetual licenses	5,223	3,246	17,535	12,249
Professional services	4,735	2,645	15,393	9,079
Total cost of revenue(1)	9,958	5,891	32,928	21,328
Gross profit	37,946	34,248	144,005	106,306
Operating expenses:
Research and development(1)	12,283	9,109	43,497	35,901
Sales and marketing(1)	23,825	19,442	88,620	75,768
General and administrative(1)	12,237	7,249	40,329	26,729
Total operating expenses	48,345	35,800	172,446	138,398
Operating loss	(10,399)	(1,552)	(28,441)	(32,092)
Foreign currency gain (loss)	(816)	8,206	(3,819)	3,064
Fair value adjustment on warrants and preferred stock tranche option	—	(3,148)	(10,068)	(7,344)
Interest expense	(945)	(1,194)	(4,516)	(4,512)
Other, net	24	(82)	(40)	(345)
Interest and other expense, net	(1,737)	3,782	(18,443)	(9,137)
Profit (loss) before income taxes	(12,136)	2,230	(46,884)	(41,229)
Provision for income taxes	223	262	884	565
Net income (loss)	$(12,359)	$1,968	$(47,768)	$(41,794)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.15)	$0.08	$(1.14)	$(1.74)
Diluted	$(0.15)	$0.06	$(1.14)	$(1.74)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	81,979	24,130	41,742	23,989
Diluted	81,979	34,590	41,742	23,989

(1) Includes stock-based compensation as follows (in thousands):
	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Cost of revenue	$424	$54	$617	$166
Research and development	867	223	1,924	1,307
Sales and marketing	1,449	255	3,495	1,794
General and administrative	1,530	702	4,630	2,917
Total stock-based compensation expense	$4,270	$1,234	$10,666	$6,184

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2021	2020
Assets
Cash and cash equivalents	$128,381	$99,953
Short-term investments	241,411	—
Accounts receivable, net of allowances of $34 and $159	55,999	35,372
Contract assets	19,670	11,167
Deferred commissions	8,457	5,923
Prepaid expenses and other assets	9,787	3,802
Total current assets	463,705	156,217
Deferred commissions	15,601	8,825
Property and equipment, net	2,463	2,535
Operating lease right-of-use assets	12,626	—
Contract and other assets	2,783	817
Total assets	$497,178	$168,394

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Accounts payable	$2,039	$1,370
Accrued expenses	27,375	18,444
Current portion of long-term debt	—	58
Current portion of operating lease liability	1,820	—
Deferred revenue	67,222	50,341
Other liabilities	2,258	8,818
Total current liabilities	100,714	79,031
Long-term debt	39,483	39,338
Long-term operating lease liability	11,037	—
Deferred revenue	8,172	5,162
Other liabilities	1,646	3,538
Total liabilities	161,052	127,069

Redeemable convertible preferred stock	—	231,503

Stockholders’ equity (deficit):
Common stock	83	24
Additional paid-in capital	593,196	20,602
Accumulated other comprehensive income	6,672	5,253
Accumulated deficit	(263,825)	(216,057)
Total stockholders’ equity (deficit)	336,126	(190,178)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$497,178	$168,394

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year ended December 31,
	2021	2020
Operating activities:
Net loss	$(47,768)	$(41,794)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,061	1,155
Noncash operating lease expense	1,931	—
Restructuring and impairment charges	—	530
Stock-based compensation expense	10,666	6,184
Amortization of deferred commissions	13,964	13,423
Foreign currency remeasurement loss (gain)	3,032	(3,079)
Change in fair value of redeemable convertible preferred stock warrant liability	5,871	1,218
Change in fair value of preferred stock tranche option liability	4,157	6,146
Accretion of short-term investments	1,330	—
Other	266	371
Changes in operating assets and liabilities:
Deferred commissions	(23,273)	(18,005)
Accounts receivable	(20,669)	(797)
Contract and other non-current assets	(10,505)	(4,819)
Prepaid expenses and other current assets	(6,025)	1,390
Operating lease liabilities	(2,377)	—
Accounts payable	701	(398)
Accrued expenses and other liabilities	10,863	3,576
Deferred revenue	19,992	5,305
Net cash used in operating activities	(36,783)	(29,594)
Investing activities:
Purchases of property and equipment	(1,113)	(854)
Purchases of short-term investments	(277,126)	(2,992)
Maturities of marketable securities	31,860	—
Sales of short-term investments	1,933	3,000
Net cash used in investing activities	(244,446)	(846)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	295,694	—
Payment of initial public offering costs	(6,038)	—
Proceeds from exercises of employee stock options	4,902	566
Proceeds from issuance of redeemable convertible preferred stock	19,951	93,532
Redeemable convertible preferred stock issuance costs	—	(343)
Employee payroll taxes paid for net share settlement of restricted stock units	(3,877)	—
Repurchase of common stock from employees	—	(2,307)
Proceeds from issuance of debt, net of issuance costs	—	9,914
Principal repayments on debt	(120)	(211)
Net cash provided by financing activities	310,512	101,151
Effect of exchange rates on cash, cash equivalents and restricted cash	(888)	546
Net increase in cash, cash equivalents and restricted cash	28,395	71,257
Cash, cash equivalents and restricted cash, beginning of year	100,042	28,785
Cash, cash equivalents and restricted cash, end of year	$128,437	$100,042

	Year ended December 31,
	2021	2020
Supplementary cash flow disclosure:
Cash paid for interest	$3,629	$3,914
Cash paid for income taxes	769	270
Offering costs accrued but not yet paid	(145)	—
Conversion of redeemable convertible preferred stock to common stock	263,178	—

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$128,381	$99,953
Restricted cash included in prepaids and other current assets	56	89
Total cash, cash equivalents and restricted cash	$128,437	$100,042

FORGEROCK, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS TO GAAP RESULTS

Non-GAAP Gross Profit and Non-GAAP Gross Margin

Gross profit is defined as GAAP revenue less cost of revenue and gross margin is GAAP gross profit as a percentage of total revenue. We define non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin adjusted to exclude stock-based compensation expense, and restructuring and impairment charges (if applicable) as presented below (in thousands, except percentages):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Gross profit	$37,946	$34,248	$144,005	$106,306
Add: stock-based compensation	424	54	617	166
Non-GAAP gross profit	$38,370	$34,302	$144,622	$106,472

Gross margin	79%	85%	81%	83%
Non-GAAP gross margin	80%	85%	82%	83%

Non-GAAP Research and Development

We define non-GAAP research and development as GAAP research and development adjusted to exclude stock-based compensation expense, and restructuring and impairment charges (if applicable) as presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Research and development	$12,283	$9,109	$43,497	$35,901
Less: stock-based compensation	867	223	1,924	1,307
Non-GAAP research and development	$11,416	$8,886	$41,573	$34,594

Non-GAAP Sales and Marketing

We define non-GAAP sales and marketing as GAAP sales and marketing adjusted to exclude stock-based compensation expense, and restructuring and impairment charges (if applicable) as presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Sales and marketing	$23,825	$19,442	$88,620	$75,768
Less: stock-based compensation	1,449	255	3,495	1,794
Non-GAAP sales and marketing	$22,376	$19,187	$85,125	$73,974

Non-GAAP General and Administrative

We define non-GAAP general and administrative as GAAP general and administrative adjusted to exclude stock-based compensation expense, and restructuring and impairment charges (if applicable) as presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
General and administrative	$12,237	$7,249	$40,329	$26,729
Less: stock-based compensation	1,530	702	4,630	2,917
Less: restructuring and impairment charges	—	277	—	633
Non-GAAP general and administrative	$10,707	$6,270	$35,699	$23,179

Non-GAAP Operating Loss and Non-GAAP Operating Margin

We define non-GAAP operating loss and non-GAAP operating margin as GAAP operating loss and GAAP operating margin adjusted to exclude stock-based compensation expense, and restructuring and impairment charges (if applicable) as presented below (in thousands, except percentages):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Operating loss	$(10,399)	$(1,552)	$(28,441)	$(32,092)
Add: stock-based compensation	4,270	1,234	10,666	6,184
Add: restructuring and impairment charges	—	277	—	633
Non-GAAP operating loss	$(6,129)	$(41)	$(17,775)	$(25,275)
Operating margin	(22)%	(4)%	(16)%	(25)%
Non-GAAP operating margin	(13)%	0%	(10)%	(20)%

Adjusted EBITDA

We define adjusted EBITDA as operating loss adjusted to exclude depreciation, stock-based compensation expense, and restructuring and impairment charges (if applicable) as presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Operating loss	$(10,399)	$(1,552)	$(28,441)	$(32,092)
Add: depreciation	266	272	1,061	1,155
Add: stock-based compensation	4,270	1,234	10,666	6,184
Add: restructuring and impairment charges	—	277	—	633
Adjusted EBITDA	$(5,863)	$231	$(16,714)	$(24,120)

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share, Basic and Diluted

We define non-GAAP net income (loss) as GAAP net income (loss) adjusted to exclude stock-based compensation expense, including the tax effect of stock-based compensation expense on the provision for (benefit from) income taxes as presented below (in thousands, except per share amounts):

We define non-GAAP net income (loss) per share, basic, as non-GAAP net income (loss) divided by GAAP weighted-average shares used to compute net income (loss) per share, basic.

We define non-GAAP net income (loss) per share, diluted, as non-GAAP net income (loss) divided by GAAP weighted average shares used to compute net income (loss) per share, basic, adjusted for (i) the dilutive effect of employee equity awards, excluding the impact of unrecognized stock-based compensation expense and (ii) warrants; unless these adjustments are anti-dilutive.

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020

Net income (loss)	$(12,359)	$1,968	$(47,768)	$(41,794)
Add: stock-based compensation	4,270	1,234	10,666	6,184
Add: restructuring and impairment charges	—	277	—	633
Add: tax effect on the provision for (benefit from) income taxes	40	11	76	33
Non-GAAP net income (loss)	$(8,049)	$3,490	$(37,026)	$(34,944)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.15)	$0.08	$(1.14)	$(1.74)
Diluted	$(0.15)	$0.06	$(1.14)	$(1.74)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders:
Basic	81,979	24,130	41,742	23,989
Diluted	81,979	34,590	41,742	23,989

Non-GAAP net income (loss) per share attributable to common stockholders:
Basic	$(0.10)	$0.14	$(0.89)	$(1.46)
Diluted	$(0.10)	$0.10	$(0.89)	$(1.46)

Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders:
Basic	81,979	24,130	41,742	23,989
Diluted	81,979	34,590	41,742	23,989

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment as presented below (in thousands):

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(5,427)	$(4,776)	$(36,783)	$(29,594)
Purchases of property and equipment	(654)	(86)	(1,113)	(854)
Free cash flow	$(6,081)	$(4,862)	$(37,896)	$(30,448)